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                    [EDWARD ISAACS & COMPANY LLP LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-11979 on Form S-1 of Jenna Lane, Inc. of our report dated May 7, 1996 relating to the financial statements appearing in the Prospectus, which is a part of such Registration Statement and to the reference to us under the heading "Experts" in such prospectus.


                                        EDWARD ISAACS & COMPANY LLP

New York, New York
November 4, 1996
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                          Edward Isaacs & Company LLP
                         CPAs and Financial Consultants
                               380 Madison Avenue
                               New York, NY 10017



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in Amendment Nos. 1, 2, 3 and 4 to Registration No. 333-11979 on Form S-1 of Jenna Lane, Inc. of our report dated May 7, 1996 relating to the financial statements appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



                                        /s/ EDWARD ISAACS & COMPANY LLP



New York, New York
March 14, 1997